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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-40054, 33-60492, 33-59395, 333-11897, 333-52053) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5487, 33-5490, 33-14662, 33-23798, 33-44791, 33-47636, 33-64719, 333-17879) of Occidental Petroleum
Corporation of our report dated July 9, 1998 relating to the Millennium Contributed Business statements of income and cash flows, which appear in the Current Report on Form 8-K of Occidental Petroleum Corporation dated May 15, 1998.



PRICEWATERHOUSECOOPERS LLP


Cincinnati, Ohio
July 17, 1998